UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2008.

NUTRA PHARMA CORP.
(Exact name of registrant as specified in its charter)

California	000-32141	91-2021600
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

791 Park of Commerce Blvd., Suite 300, Boca Raton, FL	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(954) 509-0911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Registrant, Nutra Pharma Corp, is hereafter referred to as “we”, “us” or “our”.

ITEM 1.01 Entry into a Material Definitive Agreement

Background
Prior to the April 10, 2008 Agreement and Plan of Merger described below (“the Agreement”), from February, 2004 to February 10, 2006, we acquired 4,444,444 shares of ReceptoPharm, Inc., a Nevada corporation (“ReceptoPharm”) for $2 million, which shares then represented approximately thirty-eight percent (38%) of ReceptoPharm’s total outstanding common stock shares. The Agreement described below reflects our acquisition of the remaining approximately sixty-two percent (62%) of ReceptoPharm’s outstanding shares, and our ownership now of 100% ownership of ReceptoPharm as our wholly owned subsidiary (the “Merger”).

The Agreement
On April 10, 2008, we completed the Agreement by and among us, NP Acquisition Corporation, a Nevada corporation (referred to in the Agreement and herein as “the Acquisition”), ReceptoPharm, and certain stockholders of ReceptoPharm (referred to in the Agreement and herein as “the Executing Stockholders”). The Agreement provides that: (a) the Acquisition will be merged into ReceptoPharm, at which time ReceptoPharm’s corporate existence will continue unaffected and unimpaired by the Merger, the separate existence of the Acquisition will cease, and ReceptoPharm will be the Surviving Corporation; (b) Articles of Merger reflecting the merger described in (a) will be filed with the Nevada Secretary of State ; (c) the Merger is effective on the date that the Articles of Merger are filed with the Nevada Secretary of State (“the Effective Date”); (d) at the Effective Date, ReceptoPharm’s Articles of Incorporation and Bylaws will be the Articles of Incorporation and Bylaws of the Surviving corporation [ReceptoPharm]; (e) the members of the Board of Directors of ReceptoPharm and its officers immediately prior to the Effective Date will become members of the Board of Directors of the Surviving Corporation [ReceptoPharm]; (f) at the Effective Date, all of the issued and outstanding shares of the capital stock of the Acquisition and ReceptoPharm will, by reason of the Merger, be converted as follows: (i) each share of the common stock of Acquisition will be converted into one (1) share of ReceptoPharm’s common stock; and (ii) each share of ReceptoPharm common stock (apart from shares of ReceptoPharm common stock that we or our subsidiary own), will be converted into four (4) shares of our common stock, provided that in no event will the number of our shares of common stock issued in connection with the transactions exceed thirty million (30,000,000) shares.

In accordance with the above-described terms, on April 10, 2008, the following shares were exchanged: (a) Paul F. Reid received 7,000,000 shares of our common stock in exchange for 1,750,000 shares of ReceptoPharm’s common stock; (b) Laurence N. Raymond received 7,200,000 shares of our common stock in exchange for 1,800,000 shares of ReceptoPharm’s common stock; (c) Harold H. Rumph received 4,400,000 shares of our common stock in exchange for 1,100,000 shares of ReceptoPharm’s common stock; and (d) John David Schmidt received 400,000 shares of our common stock in exchange for 100,000 shares of ReceptoPharm’s common stock.

Additionally, the Agreement provides that we appoint Paul F. Reid and Harold H. Rumph to our Board of Directors, both of whom we did so appoint on April 10, 2008 (See Item 5.02 below).

In the Agreement, the parties make certain representations and warranties and agree to certain covenants that are customary for similar transactions, including a mutual indemnification provision between ReceptoPharm and us. The Agreement further provides that the maximum amount of indemnified losses will not exceed $30,000. We also granted piggyback registration rights to the ReceptoPharm holders that received our shares of common stock in the share exchange.

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

Effective April 10, 2008, we acquired all of the remaining outstanding shares of ReceptoPharm. We filed Articles of Merger with the State of Nevada on April 10, 2008, at which time ReceptoPharm was merged into us and became our wholly owned subsidiary.

ITEM 3.02 Unregistered Sales of Equity Securities

On the Effective Date of April 10, 2008, in accordance with the terms of the Agreement, the following exchange and related issuance of shares occurred: (a) Paul F. Reid received 7,000,000 shares of our common stock in exchange for 1,750,000 shares of ReceptoPharm’s common stock; (b) Laurence N. Raymond received 7,200,000 shares of our common stock in exchange for 1,800,000 shares of ReceptoPharm’s common stock; (c) Harold H. Rumph received 4,400,000 shares of our common stock in exchange for 1,100,000 shares of ReceptoPharm’s common stock; and (d) John David Schmidt received 400,000 shares of our common stock in exchange for 100,000 shares of ReceptoPharm’s common stock.

Item 5.02 Departure of Directors or Principal Officers; election of Directors; Appointment of Principal Officers

(d) Appointment of Directors

On April 10, 2008, our Board of Directors appointed Messrs. Paul F. Reid and Harold H. Rumph as members of our Board of Directors. The appointments were made in connection with the Agreement described above in Item 1.01. At this time, a determination has not been made regarding the Board committees on which the new directors may serve, if any. The addition of Messrs Reid and Rumph to our Board of Directors brings our current membership to five (5) directors.

Paul F. Reid, PhD

From June 2001 to present, Paul F. Reid, PhD has been the Chief Executive Officer of ReceptoPharm, Inc., a biotechnology company located Plantation, Florida. From August 1996 to April 2001, Dr. Reid was the Head of Scientific Affairs for Biotherapeutics, Inc., a biotechnology company located in Fort Lauderdale, Florida. In 1987, Dr. Reid received a Bachelor of Arts Degree in Microbiology from Trinity College in Dublin, Ireland. In 1993, Dr. Reid received a PhD Degree in Neurobiochemistry from Imperial College in London, England.

Harold H. Rumph

From May 2003 to present, Harold H. Rumph has been the President/Director of ReceptoPharm, Inc., a biotechnology company located in Plantation, Florida. From September 1988 to April 2003, Mr. Rumph was the President/Founder of Project Scheduling Services, Inc., a computerized scheduling services company to the construction industry, located in Pompano Beach, Florida. From 1962 to 1988, Mr. Rumph held managerial, marketing , and other positions with IBM, RCA, Xerox , Harris Corporation and was a founder and President of Biogenix, Inc., a biotechnology company located in Boca Raton, Florida. From 1953 to 1962, Mr. Rumph served on active duty with various responsibilities including Tactical Fighter Pilot and at Headquarters United States Air Force Intelligence with the United States Air Force. In 1953, Mr. Rumph received a Bachelor of Science Degree in Military Science from the United States Naval Academy in Annapolis Maryland.

ITEM 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired

In accordance with the requirements of Item 9.01(a)(4), we will file by amendment to this Form 8-K not later than seventy-one (71) calendar days after the date of this initial report on Form 8-K, ReceptoPharm’s financial statements that conform to the requirements of Regulation S-X as provided for in Item 9.01.

(d) Exhibits.

As noted below, we have attached hereto: (a) Exhibit 10.01 - Agreement and Plan of Merger; and (b) Exhibit 99.1, a press release regarding the matters contained in this Form 8-K that we intend to release to the public after this Form 8-K is filed with the Securities and Exchange Commission.

Exhibit
Number	Description
10.1	Agreement and Plan of Merger
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRA PHARMA CORP.

Dated: April 14, 2008	By:	/s/ Rik J. Deitsch
Rik J. Deitsch
Chairman and Chief Executive Officer